UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 17, 2005

ARCADIA RESOURCES INC.

(Exact Name of Registrant as Specified in its Charter)

Nevada

(State or Other Jurisdiction of Incorporation)

000-31249	88-0331369
(Commission File Number)	(IRS Employer Identification No.)

26777 Central Park Blvd., Suite 200
Southfield, Michigan	48076
((Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (248) 352-7530

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
Sears, Roebuck and Co. License Agreement
SIGNATURES

Item 8.01 Other Events.

Sears, Roebuck and Co. License Agreement

     On March 17, 2005, Arcadia Health Care Solutions, Inc., a subsidiary of Arcadia Resources, Inc., and Sears, Roebuck and Co. executed a multi-year licensing agreement under which Arcadia Health Care Solutions will sell merchandise and services within selected Sears stores in designated territories. Arcadia Health Care Solutions will operate this business under the name “Sears Home Healthcare.” The license agreement commences in May 2005. Initial product and service offerings will include ambulatory and mobility products, respiratory products, daily living aids and bathroom safety products, and bathroom and home modifications.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Arcadia Resources, Inc.
By:	/s/ John E. Elliott, II
John E. Elliott, II

Its: Chairman and Chief Executive Officer

Dated: March 23, 2005